Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-207615, 333-181762, 333-171639, 333-159078, 333-133598, 333-126710, 333-114140, 333-107286, 333-90960, 333-71053, 333-52474, 333-35343 and 333-33997) and S-8 (Nos. 333-206208, 333-190393, 333-187258, 333-168465, 333-160317, 333-152774, 333-136370, 333-122491, 333-114465, 333-52482, 333-72531, 333-59305, 333-42161, and 333-07959) of Endologix, Inc. of our report dated March 9, 2015 relating to the financial statements of TriVascular Technologies, Inc., which appears in this Current Report on Form 8-K/A of Endologix, Inc.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

April 8, 2016